KEYSTONE SAVINGS BANK [LOGO]                       NAZARETH NATIONAL BANK [LOGO]


For Release after 4:00 PM October 1, 2003

Media Contact:  Joe Lyons          Company Contact:  David W. Hughes
                swb&r                                Nazareth National Bank
                (610) 866-0611                       (610) 861-7990


             Keystone Savings Bank Depositors Approve Conversion and
                First Colonial Group Shareholders Approve Merger
                                 --------------

       When merged, two longstanding leaders will offer added convenience, more capabilities and stronger commitment to communities.

LEHIGH VALLEY, Pa. - Keystone Savings Bank and First Colonial Group, Inc. (NASDAQ: FTCG), the parent of Nazareth National Bank and Trust Company, announced today that Keystone depositors approved its conversion and First Colonial shareholders approved its merger at separate meetings of each held today. The combined institutions will form the largest locally controlled bank in the greater Lehigh Valley market area. The completion of the combination is subject to certain conditions, including the receipt of final regulatory approvals. The combination is expected to close on October 31, 2003.

About Keystone Savings Bank
---------------------------
Keystone Savings Bank is a Pennsylvania-chartered mutual savings bank headquartered in Bethlehem, Pa., with 19 branches in Lehigh, Northampton and Carbon counties. As of June 30, 2003, it had assets of $1.06 billion and deposits of $814 million.

About First Colonial Group, Inc.
--------------------------------
First Colonial Group, Inc. (NASDAQ: FTCG), with assets of more than $642 million as of June 30, 2003, operates a one-bank subsidiary, Nazareth National Bank. Operating 19 branches in the counties of Northampton, Lehigh and Monroe, the company is headquartered in Nazareth, Pa.



                                     -more-

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Contacts:
---------
Jeffrey P. Feather, Chairman of the Board, Keystone Savings Bank, 610-691-3616 Eugene Sobol, Sr. EVP, COO and Treasurer, Keystone Savings Bank, 610-861-5000 Richard Stevens, III, Chairman of the Board, First Colonial Group, Inc. and Nazareth National Bank, 610-861-5721
Scott V. Fainor, President and Chief Executive Officer, First Colonial Group, Inc. and Nazareth National Bank, 610-861-5720

Web resources:
--------------
Keystone Savings Bank: www.keystonesavingsbank.com
Nazareth National Bank: www.nazbank.com


"Safe Harbor" Statement Under Private Securities Litigation Reform Act of 1995 The information contained in the Press Release and other financial reports may contain forward looking statements (such as defined in the Securities Exchange Act of 1934 and the regulations thereof), including without limitation, the discussion of the planned merger with Keystone Savings Bank, statements as to the future loan and deposit volumes, future expansion plans, allowance and provision for possible loan losses, future interest rates and their effect on the Company's financial conditions or the results of operations, the classification of the Company's investment portfolio, statements as to litigation and the amount of reserves, statements as to trends and other statements which are not historical facts or as to the Company's, the Bank's or management's intentions, plans, beliefs, expectations or opinions. Such forward looking statements are subject to risks and uncertainties, and may be affected by various factors which may cause actual results to differ materially from those in the forward looking statements including, without limitation, the risk that the transaction contemplating the agreement and plan of merger with Keystone Savings Bank may not be completed, the effect of economic conditions and related uncertainties, the effect of interest rates on the Company and the Bank, Federal and state government regulation, competition, changes in accounting standards and policies, results of litigation, and other risks. These and other risks, uncertainties and other factors are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, copies of which may be obtained from the Company upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov.

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